THE WEST PHARMACEUTICAL SERVICES, INC.
                       NON-QUALIFIED DEFERRED COMPENSATION
                     PLAN FOR DESIGNATED EXECUTIVE OFFICERS
                 (Amended and Restated Effective April 1, 2000)



     West Pharmaceutical Services, Inc. (the "Company") hereby adopts this Plan, as amended and restated effective April 1, 2000, to permit designated Executive Officers of the Company to defer receipt of a specified portion of their annual compensation:

     1. Eligible Officers: Employees of the Company or its subsidiaries are eligible to make the election set forth in this Plan if they are: (a) employed in the United States as an Executive Officer of the Company or any of its subsidiaries, and (b) designated as an eligible Executive Officer by the Compensation Committee.

     2. Deferrable Compensation: An eligible Executive Officer may elect to defer any whole percentage of his or her (a) annual base salary, (b) cash bonus, or (c) both ("Compensation").

     3. Election to Defer:

     (a) An eligible Executive Officer who desires to defer payment of any portion of his or her Compensation in any calendar year shall notify the Company's Secretary in writing on or before December 15 of the prior year, stating the amount of his or her Compensation which shall be deferred. An election so made shall be irrevocable and shall apply to each calendar year thereafter until the Executive Officer shall, on or before any December 15, notify the Company's Secretary in writing that a different election shall apply to the following calendar years, which election shall likewise continue in effect until similarly changed.

     (b) Notwithstanding Section 3(a) above, if an eligible Executive Officer is hired by the Company during a calendar year, the Executive Officer may elect to participate in the Plan by notifying the Company's Secretary in writing before he or she performs any services for the Company the amount of his or her Compensation which shall be deferred. An election so made shall be irrevocable during that calendar year and shall apply to each calendar year thereafter until the Executive Officer changes his or her election in accordance with the procedure set forth in Section 3(a) above.

     (c) An eligible Executive Officer who elects to defer Compensation to the Plan during a calendar year shall be deemed to have waived his or her right to participate in The West Pharmaceutical Services, Inc. Savings Plan for that year and, accordingly, shall be ineligible to participate in the Savings Plan.

     4. Matching Contributions: The Company will contribute to the Plan an amount equal to 50% of the first 6% of base salary an Executive Officer elects to defer. Matching contributions shall not be made for deferrals of base salary in excess of 6% or any portion of a cash bonus deferred by an Executive Officer.

     5. Investment of Deferred Compensation Accounts:

     (a) Allocations: The Company shall establish an "A" Account, a "B" Account and a "C" Account (collectively, the "Accounts") for each Executive Officer contributing to the Plan. An Executive Officer's Compensation deferred pursuant to Paragraph 3 during a month shall be allocated to his or her "A" Account as of the last day of the payroll period to which it relates. Company matching contributions made pursuant to Paragraph 4 on or before March 31, 2000 shall be allocated to an Executive Officer's "B" Account as of the last day of the payroll period to which they relate. Company matching contributions made pursuant to Paragraph 4 on or after April 1, 2000 shall be allocated to an Executive Officer's "C" Account as of the last day of the payroll period to which they relate.

     (b) Investment of "A" Account and "B" Account:

          (i) Each Executive Officer shall direct the investment of his or her "A" Account and "B" Account among the Investment Funds offered under the Plan by complying with administrative procedures established by the Company. An Executive Officer's election shall specify the whole percentage of his or her "A" Account and "B" Account to be invested in an Investment Fund. An Executive Officer's election shall remain in effect until a new election is made. An Executive Officer may change an election of Investment Funds or transfer existing Account balances among Investment Funds once per month by complying with the administrative procedures established by the Company. The Company shall establish procedures to review the investment elections made by an Executive Officer and shall retain the authority to override any investment election if it determines, in its sole discretion, that such an override is in the Company's best interests.

          (ii) Investment Funds. The Company shall make available to each Executive Officer literature summarizing the investment characteristics of each Investment Fund.

          (iii) Valuation of Participant Accounts. Any increase or decrease in the fair market value of an Investment Fund shall be computed and credited to or deducted from the "A" Account or "B" Account, as applicable, of all Executive Officers who invested in the Investment Fund in accordance with policies and procedures established by the Company.

     (c) Investment of "C" Account: (i) The "C" Account of each Executive Officer shall be invested in the common stock of the Company. An Executive Officer shall not have the ability to direct or invest amounts in his or her "C" Account.

          (ii) Any increase or decrease in the fair market value of the common stock of the Company shall be computed and credited to or deducted from Account "C" of all of the Executive Officers who are invested in the common stock of the Company in accordance with policies and procedures established by the Company.

     (d) Indemnity. By electing to defer Compensation pursuant to the Plan, each Executive Officer hereby recognizes and agrees that the Company and any other individual responsible for administering the Plan (including the Company's Secretary or any trustee responsible for holding assets under the Plan)
(collectively, the "Administrators") are in no way responsible for the investment performance of the Executive Officer's Accounts.

     6. Vesting:

     (a) Regular Vesting: An Executive Officer shall always be 100% vested in the Compensation deferred pursuant to Paragraph 3. An Executive Officer shall be 40% vested in matching contribution made on his or her behalf under Paragraph 4 after two years of employment with the Company or any of its subsidiaries. An Executive Officer's vested interest in such matching contributions will increase by 20% per year of employment, so that he or she is 100% vested after five years of employment with the Company or any of its subsidiaries. A "year of employment" will be credited to an Executive Officer for each 12 month period, beginning on his or her date of hire by the Company or any of its subsidiaries (and each anniversary thereof), during which he or she is continuously employed by the Company or any of its subsidiaries.

     (b) (i) Notwithstanding Paragraph 6(a) above, an Executive Officer shall immediately be 100% vested in matching contributions made pursuant to Paragraph 4 after a Change in Control, as defined below.

     (ii) A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 9-K as in effect on April 28, 1998 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), provided that, without limitation, a Change in Control shall be deemed to have occurred if:

     (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than:

               (1) the Company,

               (2) any Person who on the date hereof is a director or officer of the Company, or

               (3) a trustee or fiduciary holding securities under an employee benefit plan of the Company,

     (B) is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

     (C) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

     (D) the shareholders of the Company approve:

          (1) a plan of complete liquidation of the Company; or

          (2) an agreement for the sale or disposition of all or substantially all of the Company's assets; or

          (3) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger, consolidation, or reorganization.

     7. Payment of Deferred Compensation:

     (a) Distribution Event: An Executive Officer's Accounts (or relevant portion thereof) shall be distributed as soon as reasonably feasible after the appropriate Valuation Date following a Distribution Event. The following events, and no others, shall constitute Distribution Events:

          (i) For allocations to an Executive Officer's "A" Account, "B" Account and "C" Account, the termination of his or her employment with the Company and all of its subsidiaries for any reason, including retirement, death or disability;

          (ii) For allocations to an Executive Officer's "A" Account during each calendar year, the fifth anniversary of the end of that year unless the Executive Officer elects (by informing the Company's Secretary) before the fourth anniversary of the end of that year to defer the distribution to a later, specified date (in which case the distribution shall be made on the date specified by the Executive Officer); or

          (iii) For allocations to an Executive Officer's "A" Account, the determination by the Compensation Committee that the Executive Officer has incurred a Hardship. For purposes of this Paragraph, a "Hardship" is a financial burden of the general type described in Section 10.2 of The West Pharmaceutical Services, Inc. Savings Plan that cannot reasonably be relieved through use of the Executive Officer's personal assets. To apply for a Hardship distribution, an Executive Officer must submit a written application to the Company's Secretary indicating (A) the nature of the hardship, (B) the amount the Executive Officer needed to alleviate the hardship, and (C) the Account from which a distribution, if approved, shall be made. The Compensation Committee shall have complete and unfettered discretion to approve or deny, for any reason or no reason, any application for a Hardship distribution submitted by an Executive Officer.

          Amounts allocated to an Executive Officer's "B" Account and "C" Account shall not be available for distribution under Paragraphs 7(a)(ii) and (iii).

     (b) Valuing Accounts for Distributions: The value of each of the Accounts of an Executive Officer shall be determined as of the effective date of a distribution from the Plan (the "Valuation Date"), which shall be a date selected by the Company within an administratively reasonable time period following a Distribution Event. The relevant portion of each of the Accounts, as applicable, shall then be distributed in accordance with this Paragraph 7.

     (c) Form of Distribution: Except as otherwise provided herein, all distributions from the Plan shall be made in a cash lump sum. For amounts payable upon termination of employment pursuant to Paragraph 7(a)(i), an Executive Officer may receive the distribution in a lump sum or in five equal annual installments. If an installment distribution is elected, the first installment shall be paid on the January 15 immediately following the Executive's termination from employment, and the others on January 15 of the second, third, fourth and fifth years following such termination. The Executive Officer shall continue to direct the investment of any amount remaining in his or her "A" Account and "B" Account and the second to fifth installments shall be adjusted to take into account any earnings or losses.

     At the time the Executive Officer elects to defer Compensation pursuant to Paragraph 3, he or she shall elect whether a distribution pursuant to Paragraph 7(a)(i) shall be made in a cash lump sum or in five equal annual installments. This election shall continue in effect until changed by the Executive Officer, provided that any such change shall be effective only if the Executive Officer submits appropriate instructions, in accordance with administrative procedures established by the Company, on or before December 15 of the year prior to the year in which the Executive Officer becomes entitled to a distribution.

     8. Designation of Beneficiary: If an Executive Officer dies prior to receiving the entire balance of his or her Accounts, any balance remaining in his or her Accounts shall be paid in a lump sum to the Executive Officer's designated beneficiary, or if the Executive Officer has not designated a beneficiary in writing to the Company's Secretary, to such Executive Officer's estate. Any designation of beneficiary may be revoked or modified at any time by the Executive Officer.

     9. Unsecured Obligation of the Company: The Company's obligations to establish and maintain Accounts for each eligible electing Executive Officer and to make payments of deferred compensation to him or her under this Plan shall be the general unsecured obligations of the Company. The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under this Plan, nor shall this Plan or any actions taken under or pursuant to this Plan be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible Executive Officer, his or her designated beneficiary, executors or administrators, or any other person or entity. If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund contract or arrangement shall remain part of the general assets of the Company, and no person claiming benefits under this Plan shall have any right, title, or interest in or to any such fund, contract or arrangement.

     10. Withholding of Taxes: The rights of an Executive Officer (and his or her beneficiaries) to payments under this Plan shall be subject to the Company's obligations at any time to withhold from such payments any income or other tax on such payments.

     11. Assignability: No portion of an Executive Officer's Accounts may be assigned or transferred in any manner, nor shall any of the Accounts be subject to anticipation, voluntary alienation or involuntary alienation.

     12. Amendments and Termination: This Plan may be amended by a Committee of the Board of Directors consisting only of Directors not eligible to defer compensation under this Plan. This Plan may be terminated at any time by the Board of Directors. No amendment or termination may adversely affect an Executive Officer's Accounts existing on the date such amendment or termination is made, nor any election previously made under the Plan as to compensation for the calendar year in which the amendment or termination occurs.

     13. Effective Date: The Plan was originally effective with respect to an Executive Officer's Compensation earned after August 30, 1994. This restatement is effective with respect to an Executive Officer's compensation earned on or after April 1, 2000.


     To record the adoption of the restatement of the Plan, West Pharmaceutical Services, Inc. has caused its authorized officers to affix its corporate name and seal this as of the First day of April, 2000.

[CORPORATE SEAL]                 WEST PHARMACEUTICAL SERVICES, INC.

Attest:  /s/ John R. Gailey III    By: /s/ George R. Bennyhoff
         ----------------------        ---------------------------------
         John R. Gailey III             George R. Bennyhoff
         Secretary                      Senior Vice President - Human Resources